EXHIBIT 21


                    MTS SYSTEMS CORPORATION AND SUBSIDIARIES
                                 OF THE COMPANY

                                                             Incorporation
            Name                                              Jurisdiction
            ----                                              ------------

MTS Systems (Hong Kong) Inc.                               Minnesota, U.S.A.

MTS Testing Systems (Canada) Ltd.                          Canada

MTS Systems GmbH (Berlin)                                  Germany

MTS Sensors Technologie GmbH and Co. KG                    Germany

MTS Systems                                                France

MTS Holdings France, SARL                                  France

MTS (Japan) Ltd.                                           Japan

MTS Sensors Technology K.K.                                Japan

MTS Systems Limited (London)                               United Kingdom

MTS Systems SRL (Italy)                                    Italy

MTS International, Ltd.                                    West Indies

MTS Systems Norden AB                                      Sweden

MTS Systems do Brasil, Ltda.                               Brazil

MTS Systems (China) Inc.                                   Peoples Republic of
                                                           China

Custom Servo Motors, Inc.                                  Minnesota, U.S.A.

MTS Korea, Inc.                                            Republic of Korea

MTS-PowerTek, Inc.                                         Michigan, U.S.A.

MTS Systems (Singapore) Pte Ltd                            Singapore

MTS Services Ltd                                           Japan

MTS Automotive Sensors GmbH                                Germany

MTS Sensor Technology Verwaltungs GmbH and Co. KG          Germany

MTS Systems Holding for Europe GmbH                        Germany

Customer Servo Motors Antriebstechnik Verwaltungs GmbH     Germany

Custom Servo Motors Antriebstechnik GmbH & Co. KG          Germany

AeroMet Corporation                                        Minnesota, U.S.A